UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Soliciting Material Under Rule 14a-12

PIMCO Dynamic Credit Income Fund
(Name of Registrant as Specified in Its Charter)

IRONSIDES PARTNERS OPPORTUNITY MASTER FUND L.P. IRONSIDES PARTNERS OPPORTUNITY MASTER FUND GP LLC IRONSIDES PARTNERS LLC RCK HOLDINGS LLC ROBERT C. KNAPP RICHARD W. COHEN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Ironsides Partners Opportunity Master Fund L.P. (“Ironsides Opportunity Fund”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies by Ironsides Opportunity Fund at the 2015 annual meeting of shareholders (the “Annual Meeting”) of PIMCO Dynamic Credit Income Fund. Ironsides Opportunity Fund has filed a definitive proxy statement with the SEC with regard to the Annual Meeting.

Item 1: On April 2, 2015, Bloomberg Business published the following article:

Activist Ratchets Up Proxy Fight With Pimco Bond Fund

A proxy fight at Pacific Investment Management Co.’s Pimco Dynamic Credit Income Fund is heating up as Ironsides Partners seeks shareholder backing to replace two of seven trustees at the closed-end bond fund.

Ironsides wants the bond fund to narrow or eliminate the 10 percent discount to its $3 billion net asset value of liquid bonds, the activist wrote in a letter Thursday. The board should repurchase shares, and consider a tender offer and an overhaul of the fund’s management after it underperformed, despite using “risky” leverage and derivatives designed to amplify returns, Ironsides said.

Pimco, which the activist said was paid $63.2 million in fees last year to manage the bond fund, has re-nominated incumbents who “serve as directors or trustees on 92 different Pimco or Pimco-affiliated funds,” Ironsides wrote. The Boston-based hedge fund went public with its campaign in March, nominating its founder Robert Knapp and an attorney Richard Cohen to take board seats at the April 30 annual meeting.

Newport Beach, California-based Pimco has urged shareholders to support its existing trustees, calling Ironsides a “short term activist hedge fund.”

Pimco has attributed the bond fund’s discount to “the volatile market” since it began in 2013, and said it hadn’t pursued share repurchases or tender offers “because the board believes such actions generally fail to provide lasting benefits for long-term shareholders.”

Pimco suffered the worst year of withdrawals in the history of fund management in 2014 as performance at some strategies stumbled and the firm lost its two highest-profile executives, with former Chief Executive Officer Mohamed El-Erian’s resignation last January and Chief Investment Officer Bill Gross’s departure in September.

Source: Bloomberg Business. Bloomberg Business is not a party to and has not endorsed our proxy solicitation and has not consented to the use of this article in our proxy solicitation.